Exhibit 5.1

Ming Shing Group Holdings Limited 明成集團控股有限公司	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/503724.00001

27 September 2024

Dear Sirs

Ming Shing Group Holdings Limited 明成集團控股有限公司  (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act). The Registration Statement relates to the offering (the Offering) of 1,500,000 ordinary shares of a par value of US$0.0005 each of the Company (the Public Ordinary Shares), together with an underwriter’s over-allotment option for a period of 45 days from the date of the Registration Statement for the underwriters to purchase additional ordinary shares of the Company in the amount representing fifteen percent (15%) of the Public Ordinary Shares sold in the Offering (collectively, the IPO Shares).

In addition, there will be a resale (the Resale) by one existing shareholder of the Company as stated in the Registration Statement (the Selling Shareholder) of up to 500,000 ordinary shares of a par value of US$0.0005 each of the Company which are presently issued and outstanding (the Resale Shares).

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 2 August 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company as adopted on incorporation;

(c)	the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 5 December 2022;

(d)	the second amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 29 July 2024 (respectively, the Memorandum and the Articles);

(e)	a certificate of good standing dated 25 June 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(f)	the register of directors of the Company as provided to us on 25 June 2024 (the ROD);

(g)	the register of members of the Company as provided to us on 25 June 2024 (the ROM, and together with the ROD, the Registers);

(h)	a draft copy of the underwriting agreement between the Company and Alexander Capital, L.P. as exhibited to the Registration Statement (the Underwriting Agreement);

(i)	a copy of the written resolutions of the sole director of the Company dated 17 August 2022;

(j)	a copy of the written resolutions of the sole director of the Company dated 25 November 2022;

(k)	a copy of the written resolutions of the sole director of the Company dated 20 June 2023, 26 March 2024 and 29 April 2024 approving among others, the Company’s filing of the Registration Statement, issuance of the IPO Shares and the Resale;

(l)	a copy of the written resolutions of the sole director of the Company dated 15 August 2024 approving among others, the Company’s withdrawal of the Registration Statement which was originally declared effective on 27 June 2024 and re-submission of the Registration Statement;

(m)	a copy of the written resolutions of the sole director of the Company dated 28 August 2024 approving among others, the appointment of Alexander Capital, L.P. as representative of the underwriters of the Company with respect to the IPO Shares (item (i) to item (m) are collectively referred to as the Board Resolutions);

(n)	a copy of application for shares dated 25 November 2022 executed by the subscriber named therein;

(o)	a certificate dated 27 September 2024 as to certain matters of fact signed by a director of the Company (the Director’s Certificate); and

(p)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Director’s Certificate and the Registers is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions remain in full force and effect, have not been, and will not be rescinded or amended, and each of the director(s) of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the Resale and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering, the Resale and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	the Company will duly execute and deliver the Underwriting Agreement in the draft form provided for us for review in accordance with Board Resolutions;

(i)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares and none of the shares have been offered or issued to residents of the Cayman Islands; and

(j)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 100,000,000 ordinary shares of a nominal or par value of US$0.0005 each.

Valid Issuance of IPO Shares

(c)	The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement, the terms in the Underwriting Agreement and the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of IPO Shares have been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

Valid Issuance of the Resale Shares

(d)	The Resale Shares being proposed for resale by the Selling Shareholder have been validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(e)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares and the Resale of the Resale Shares and while the Registration Statement is effective.

Yours faithfully

Ogier